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                                                Exhibit 23(A)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in the Amended Prospectus constituting part of this Registration Statement on Form S-2 of our report dated February 3, 1995 relating to the financial statements of Cincinnati Microwave, Inc. for the year ended December 25, 1994 which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."


/s/ Price Waterhouse LLP
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Price Waterhouse LLP
Cincinnati, Ohio
December 11, 1995